                                          Exhibit 10.32



                        Department of Energy
                        Oak Ridge Operations
                            P.O. Box 2001
                     Oak Ridge, Tennessee 37831

                            March 31, 1999



Mr. E. Linn Draper, Jr.
President
Ohio Valley Electric Corporation
P.O. Box 16631
Columbus, Ohio  43216

Dear Mr. Draper:

LETTER SUPPLEMENT TO CONTRACT NO. DE-AC05-76OR01530

This letter supplement will confirm the understanding reached between Ohio Valley Electric Corporation (OVEC) and the United States Department of Energy (DOE) with respect to Power Agreement No. DE-AC05-76OR01530 (Agreement) to reduce the DOE Contract Demand (as that term is defined in the Agreement) and obtain reasonably priced power for the OVEC Sponsoring Companies and the Paducah Uranium Enrichment Plant during the summer of 1999.

We understand from our discussions with representatives of OVEC that the OVEC Sponsoring Companies would be able to utilize the capacity, and the energy related thereto, which DOE offers to release during the periods set forth in Schedule A below. Accordingly, we understand that OVEC, with the concurrence of its Sponsoring Companies, is willing to agree pursuant to Paragraph 1 of Section 2.05 and Section 7.11 of the Agreement to waive for such periods any requirement that the DOE contract demand during such period be higher than the following stated Net Demand for each referenced period:

Mr. E. Linn Draper, Jr.           -2-                  March 31, 1999





                              Schedule A

----------------------------------------------------------------------
      Period       Base Demand                Reduction   Net Demand
----------------------------------------------------------------------

   May 1, 1999
     through
   May 31, 1999      1902 MW        Less       200 MW      1702 MW
----------------------------------------------------------------------

   June 1, 1999
     through
  June 30, 1999      1902 MW        Less       700 MW      1202 MW
----------------------------------------------------------------------

   July 1, 1999
     through
  July 31, 1999      1902 MW        Less       700 MW      1202 MW
----------------------------------------------------------------------

  August 1, 1999
     through
 August 31, 1999     1902 MW        Less       700 MW      1202 MW
----------------------------------------------------------------------

September 1, 1999
     through
September 30, 1999   1902 MW        Less       700 MW      1202 MW
----------------------------------------------------------------------

 October 1, 1999
     through
 October 31, 1999    1902 MW        Less       200 MW      1702 MW
----------------------------------------------------------------------


Furthermore, we understand that OVEC, with the concurrence of its Sponsoring Companies, is willing pursuant to Section 7.11 to waive partially (i) the requirements under Section 3.06 and 3.07 of the Agreement that DOE pay 100 percent of the costs of Additional Facilities and Replacements (AFR) and (ii) if appropriate, the requirements under Sections 3.04.4 and 3.04.5 of the Agreement that the adjustments of demand charges shall be made on the basis that the average DOE capacity in effect equaled unity as to amounts, if any, specified in Section 3.04.3 with respect to the costs of AFR.

Mr. E. Linn Draper, Jr.           -3-                  March 31, 1999


We further understand that OVEC, with the concurrence of its Sponsoring Companies, agrees to take further action pursuant to Paragraph 1 of Section 2.05 of the Agreement to waive any requirement which would preclude a further reduction of the monthly DOE contract demand below the Net Demand levels set forth in Schedule A, in amounts to be determined by DOE in its sole discretion for the months of June through September 1999. This would be designed to assist DOE in its goal to obtain reasonably priced power for the Paducah Uranium Enrichment Plant during the summer of 1999, since the transmission required to transfer OVEC power to Paducah on a firm basis may not be available, and the credit to DOE's power bill for such released power will make available the funds necessary to purchase power at locations closer to the Paducah plant.

Furthermore, we understand that if transmission capacity can be secured and DOE gives two business days' notice to OVEC that DOE wishes to transfer to its Paducah facility for any month from June through August 1999 up to 200 MW of the OVEC power and energy remaining after the previously referenced reductions of the contract demand, OVEC is willing to waive its right, under Paragraph 3 of Section 2.05 of the Agreement, to dispose of such power and energy. DOE will reimburse OVEC pursuant to such paragraph for any transmission charges incurred by OVEC in connection with such transfer. Such transmission charges shall be in accordance with the applicable tariffs or other authority of the transmission providers.

Accordingly, DOE and OVEC agree as follows:

      (a) The contract demand under the Agreement for the purposes of Clause (A) of Paragraph 1 of Section 2.05 thereunder shall be deemed to equal the reduced amounts set forth in Schedule A for the periods referenced therein except to the extent that DOE exercises its right under paragraph (c) below to reduce further the DOE contract demand;


      (b) DOE will be relieved of twenty-eight percent (28%) of the AFR costs incurred by OVEC from May 1, 1999, through October 31, 1999 as well as the gross-up to cover estimated income taxes, if any, associated with that amount, provided, that DOE will continue to pay amounts due each year to a trustee for purchasers of OVEC notes pursuant to assignments, consents to assignment and notices of assignment dated on or about June 9, 1993, related to the financing of

Mr. E. Linn Draper, Jr.           -4-                  March 31, 1999

            the Clifty Creek Coal Switch Project. DOE will be entitled to audit such AFR costs in accordance with Section 7.04 of the Agreement;

      (c) The monthly DOE contract demand under the Agreement may be reduced below the levels set forth in Schedule A in amounts to be determined by DOE in its sole discretion for the months of June through September 1999, provided, that on or before two business days after the execution of this Letter Supplement by both parties (the "Exercise Date") DOE shall exercise its one-time option by notifying OVEC and each Sponsor, by facsimile on or before 4:00 p.m. E.S.T., of all monthly (June through September 1999) optional contract demand reductions;



      (d) OVEC will credit DOE's power bills in an amount equal to the DOE contract demand reduction below the levels set forth in Schedule A (above) for each of the months of June through September 1999 times 80 percent of the NYMEX monthly into Cinergy, firm, futures on-peak (5 x
            16) for such month determined as of market closing on March 5, 1999 times the number of on-peak hours during such month, minus (a) the demand charges which DOE avoids by reason of such monthly reductions in contract demand and (b) charges for energy in amounts equal to the reductions in contract demand times the number of on-peak hours during such month times OVEC's energy rate per MWH. The above-referenced March 5, 1999 NYMEX closing prices were $59.25/MWH for June 1999; $120/MWH for July 1999; $113/MWH for August 1999 and $36.50/MWH for September 1999. No later than April 1, 1999, OVEC will issue a credit memorandum to DOE setting forth the estimated total credits due DOE under this paragraph. Such credit memorandum will indicate that the credits are subject to receipt of all required governmental approvals in form and substance satisfactory to OVEC. Such credits will be deducted from bills rendered by OVEC to DOE after receipt of all such governmental approvals pursuant to the following schedule: July - $10,000,000; August - $10,000,000; September -
            remaining balance. In the event that governmental approvals are delayed beyond July 1999, the credits previously due pursuant to the above schedule will become immediately effective upon the receipt of the last of such approvals. Any credit amounts in excess of any monthly bill shall be applied to

Mr. E. Linn Draper, Jr.           -5-                  March 31, 1999

            the following monthly bill. Monthly true-ups of any estimates will also be reflected in such bills.

      (e) The Parties acknowledge that the credits to DOE's power bills pursuant to paragraph (d) are subject to approval by the Public Utilities Commission of Ohio. Likewise, such credits are subject to execution by the Sponsoring Companies, and regulatory approval, of an amendment to the Inter-Company Power Agreement in form and substance satisfactory to OVEC providing for payments to OVEC by the Sponsoring Companies sufficient to reimburse OVEC for the credits to the DOE power bills. The parties further acknowledge that the credits to DOE's power bills are subject to acceptance by the Federal Energy Regulatory Commission and approval by the Virginia State Corporation Commission of such amendment to the Inter-Company Power Agreement. OVEC will use its best efforts to obtain all required regulatory approvals, including those referenced herein, as expeditiously as possible, and request such approvals to be effective April 1, 1999.

      (f) In addition, if transmission capacity can be secured and DOE gives two business days' notice to OVEC that DOE wishes to transfer for any month from June through August 1999 up to 200 MW of the remaining OVEC power and energy to its Paducah facility, OVEC will waive its right, under Paragraph 3 of Section 2.05 of the Agreement, to dispose of such power and energy. DOE will reimburse OVEC pursuant to such paragraph for any transmission charges incurred by OVEC in connection with such transfer. Such transmission charges shall be in accordance with the applicable tariffs or other authority of the transmission providers.

      (g) Neither DOE nor OVEC will assert that a failure by any other Party to enforce rights it may have under the OVEC/DOE Power Agreement or the Inter-Company Power Agreement constitutes, nor shall such failure to enforce such rights constitute, a waiver or relinquishment, explicit or implicit, of any provision of either agreement.


If OVEC agrees to the matters described above, please execute a copy of this letter at the place designated for your signature.

Mr. E. Linn Draper, Jr.           -6-                  March 31, 1999


                                    Sincerely,

                                    /s/ J. Dale Jackson
                                    ------------------------------
                                    for George W. Benedict
                                    Assistant Manager for
                                    Project and Technical Services


                                    /s/ Willis Davis
                                    ------------------------------
                                    Authorized Contracting Officer
                                    March 31, 1999






OVEC hereby agrees to the
provisions herein described.

OHIO VALLEY ELECTRIC CORPORATION


       /s/ David L. Hart
-----------------------------------

Date:        March 31, 1999
     ------------------------------